ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 26, 1996, included in the D. L. Babson Money Market Fund, Inc.'s Annual Report for the year ended June 30, 1996 (and all references to our Firm) included in or made a part of this Post-effective Amendment No. 23 to the Registration Statement File No. 2-79132 under the Securities Act of 1933 and Amendment No. 25 to the Registration Statement File No. 811-3558 under the Investment Company Act of 1940 on
Form N-1A.

                                                     ARTHUR ANDERSEN LLP

Kansas City, Missouri,
October 11, 1996